Exhibit 99.1

Galecto Announces Name Change to Damora Therapeutics with Mission to Fundamentally Redefine Care for Patients with Blood Disorders

-- Company will trade on Nasdaq under trading symbol "DMRA" effective March 10, 2026 --

-- On track to submit IND or CTA for DMR-001 in mutant-calreticulin essential thrombocythemia and myelofibrosis in mid-2026, with two clinical proof-of-concept datasets expected mid-2027 --

-- Strong financial position with approximately $535 million of cash and cash equivalents as of February 28, 2026, with anticipated runway into Phase 3 development of DMR-001 --

BOSTON, Mar. 9, 2026 (GLOBE NEWSWIRE) -- Galecto, Inc. (Galecto or the Company) (NASDAQ: GLTO), a biotechnology company working to fundamentally redefine care for patients with blood disorders, today announced its name change to Damora Therapeutics, Inc. (Damora). Effective March 10, 2026, Damora will trade on Nasdaq under the trading symbol “DMRA.”

The name change follows the completion of Galecto’s previously announced acquisition of privately held Damora and a concurrent private investment of approximately $285 million in November 2025. Combined with gross proceeds of approximately $316 million from the Company’s recently closed public offering in February 2026, Damora plans to rapidly advance its pipeline of mutant calreticulin (mutCALR)-targeted therapeutics in essential thrombocythemia (ET) and myelofibrosis (MF), beginning with lead program DMR-001.

“As Damora Therapeutics, we are bringing innovative, disease-modifying medicines to patients with mutCALR-driven myeloproliferative neoplasms (MPNs), where there is high medical need and no available treatments that target the underlying cause of disease,” said Sherwin Sattarzadeh, Chief Operating Officer. “With a strong operational foundation including board and executive leadership with a track record of clinical and commercial success, we are now scaling efforts to initiate clinical development of DMR-001 and rapidly advance it toward registration.”

DMR-001 is an investigational monoclonal antibody therapy targeting mutCALR with best-in-class potential, demonstrated by preclinical data showing its potent inhibition of both Type 1 and Type 2 mutCALR and an extended half-life expected to enable convenient, infrequent subcutaneous dosing. The Company’s additional anti-mutCALR pipeline therapies, DMR-002 and DMR-003, enable portfolio optionality to address the full spectrum of patients with mutCALR-driven MPNs.

MPNs are a group of rare, chronic blood cancers characterized by the abnormal production of blood cells in the bone marrow. MutCALR drives uncontrolled proliferation and disease progression in 25 percent of ET and 35 percent of MF cases. There are approximately 42,000 patients in the United States living with mutCALR-driven MPNs.

Damora anticipates the following upcoming milestones across its mutCALR programs:

•
Submit an investigational new drug (IND) application to the U.S. Food and Drug Administration (FDA) or a clinical trial application (CTA) to a regulatory authority in another country for DMR-001 in mid-2026

•
Submit an IND or CTA for DMR-002 in the second half of 2026
•
Submit an IND or CTA for DMR-003 in 2027
•
Present two clinical proof-of-concept datasets for DMR-001 beginning mid-2027

About Damora Therapeutics

Damora Therapeutics is an innovative biotechnology company that aims to fundamentally redefine care for people with hematologic disorders. We are advancing a new generation of biologics to treat mutant calreticulin-driven myeloproliferative neoplasms, including essential thrombocythemia and myelofibrosis, where there is significant medical need for disease-modifying treatments. With multiple programs with best-in-class potential on track to enter clinical development in 2026, our goal is to rapidly bring forward optimized therapies with broad mutation coverage and exceptional convenience to dramatically improve patient outcomes. For more information, visit www.damoratx.com or follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future of its assets, pipeline and business including, without limitation, the timing for IND or CTA submissions for DMR-001, DMR-002 and DMR-003, the expected method of administration for DMR-001, the expected timing for Phase 1 data for DMR-001 and the length of time that the Company believes its existing cash and cash equivalents will fund its operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those uncertainties and factors described under the headings “Risk Factors,” “Cautionary Information Regarding Forward-Looking Statements” or “Cautionary Statement Regarding Forward-Looking Statements” in the Company’s most recent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.

Media Contact:

Lia Dangelico

Deerfield Group

lia.dangelico@deerfieldgroup.com

Investor Contact:

Brian Ritchie

LifeSci Advisors

britchie@lifesciadvisors.com